RECEIVABLES AND SERVICING RIGHTS
PURCHASE AND SALE AGREEMENT

THIS RECEIVABLES AND SERVICING RIGHTS PURCHASE AND SALE AGREEMENT dated as of December 29, 2006, (the “Agreement”) executed by SOLAR POWER, INC., a Nevada corporation, formerly known as Welund Fund, Inc., as seller (“Seller”) and VILLAGE AUTO, LLC, a California limited liability company, as purchaser (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Purchaser has agreed to purchase from the Seller, and the Seller, pursuant to this Agreement, is transferring to Purchaser the Receivables, the Servicing Rights and Other Conveyed Property.

WHEREAS, Purchaser and its affiliate Accredited Adjusters, LLC are currently servicing and administering the collection of the monthly payments on the Receivables on behalf of Seller.

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt of which is acknowledged, Purchaser and the Seller, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.1 General. The specific terms defined in this Article include the plural as well as the singular. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Article, Section, Schedule and Exhibit references, unless otherwise specified, refer to Articles and Sections of and Schedules and Exhibits to this Agreement.

SECTION 1.2 Specific Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“Agreement” shall mean this Receivables and Servicing Rights Purchase and Sale Agreement and all amendments hereof and supplements hereto.

“Amount Financed” means, with respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the Financed Vehicle and any related costs, including amounts advanced in respect of accessories, insurance premiums, service and warranty contracts, other items customarily financed as part of retail automobile installment sale contracts or promissory notes, and related costs.

“Cutoff Date” means September 30, 2006.

“Electronic Ledger” means the electronic master record of the retail installment sales contracts or installment loans of the Seller.

“Financed Vehicle” means an automobile or light-duty-truck, van or minivan, together with all accessories thereto, securing an Obligor’s indebtedness under the respective Receivable.

“Lien” means a security interest, lien, charge, pledge, equity, or encumbrance of any kind, other than tax liens, mechanics’ liens and any liens that attach to the respective Receivable by operation of law as a result of any act or omission by the related Obligor.

“Obligor” on a Receivable means the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under the Receivable.

“Other Conveyed Property” means all property conveyed by the Seller to the Purchaser pursuant to this Agreement other than the Receivables.

“Person” means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Payoff Balance” means the amount required to satisfy a Receivable in full, which amount includes the unpaid principal balance, accrued and unpaid interest due on the account, advances on the account and any other costs as applicable.

“Purchased Receivable” means a Receivable repurchased by the Seller.

“Receivables” means the motor vehicle receivables listed on the Schedule of Receivables attached hereto.

“Schedule of Receivables” means the schedule of Receivables sold and transferred pursuant to this Agreement which is attached hereto as Schedule A.

“Servicing Rights” means all of Seller’s right, title and interest in and to the servicing of the Receivables and the securities backed thereby, including, without limitation, the right to receive servicing fees, and the associated right, title and interest of the Seller in the Receivables, advances on the Receivables, collection account balances, escrow account balances, contract rights, incidental income and benefits, and exclusive rights to possession and use of custodial and servicing files and records directly or indirectly related thereto, including, without limitation, Obligor lists and insurance policies.

SECTION 1.3 Usage of Terms. With respect to all terms used in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to “writing” include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the terms “include” or “including” mean “include without limitation” or “including without limitation.”

SECTION 1.4 No Recourse. Without limiting the obligations of Seller hereunder, no recourse may be taken, directly or indirectly, under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against any stockholder, officer or director, as such, of Seller, or of any predecessor or successor of Seller.

ARTICLE II
CONVEYANCE OF THE RECEIVABLES
AND THE OTHER CONVEYED PROPERTY

SECTION 2.1 Conveyance of the Receivables and the Other Conveyed Property.

a.
Subject to the terms and conditions of this Agreement, Seller hereby sells, transfers, assigns, and otherwise conveys to Purchaser without recourse and Purchaser hereby purchases, all right, title and interest of Seller in and to the Receivables, the Servicing Rights and the Other Conveyed Property. It is the intention of Seller and Purchaser that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Receivables, the Servicing Rights and the Other Conveyed Property from Seller to Purchaser, conveying good title thereto free and clear of any Liens, and the beneficial interest in and title to the Receivables, the Servicing Rights and the Other Conveyed Property shall not be part of Seller’s estate in the event of the filing of a bankruptcy petition by or against Seller under any bankruptcy or similar law.

b.
Simultaneously with the conveyance of the Receivables, the Servicing Rights and the Other Conveyed Property to Purchaser, Purchaser has paid or caused to be paid to or upon the order of Seller $12,694.00 by wire transfer of immediately available funds.

SECTION 2.2 Termination of Servicing Agreement. The Purchase and Servicing Agreement entered into as of March 30, 2005 between Purchaser and Seller relating to the servicing and administration of the collection of the Receivables is hereby terminated. Furthermore, as of December 29, 2006, (a) the Seller has paid all amounts due to Purchaser and its affiliates, including Accredited Adjusters, LLC in full and Seller has no obligation to make any payments to the Purchaser, and (b) Purchaser and its affiliates have paid Seller all of Seller’s receivables collected by Purchaser and its affiliates.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

SECTION 3.1 Representations and Warranties of Seller Relating to Seller. Seller makes the following representations and warranties as of the date hereof on which Purchaser relies in purchasing the Receivables and the Other Conveyed Property.

a.
Organization and Good Standing. Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Receivables and the Other Conveyed Property to be transferred to Purchaser.

b.
Power and Authority. Seller has the power and authority to execute and deliver this Agreement and to carry out its terms and their terms, respectively; Seller has full power and authority to sell and assign the Receivables and the Other Conveyed Property to be sold and assigned to and deposited with Purchaser hereunder and has duly authorized such sale and assignment to Purchaser by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by Seller by all necessary corporate action.

c.	True Sale. The Receivables are being transferred with the intention of removing them from Seller’s estate pursuant to Section 541 of the Bankruptcy Code, as the same may be amended from time to time.

d.	Chief Executive Office. The chief executive office of Seller is located at 136 East South Temple, Suite 2112, Salt Lake City, UT 84111.

SECTION 3.2 Representations and Warranties of Seller Relating to the Receivables and Other Conveyed Property. Seller makes the following representations and warranties as of the date hereof on which Purchaser relies in purchasing the Receivables and the Other Conveyed Property.

a.
Schedules of Receivables. The information set forth in the Schedules of Receivables has been produced from the Electronic Ledger and was true and correct in all material respects as of the close of business on the Cutoff Date.

b.
Receivables in Force. No Receivable has been satisfied, subordinated or rescinded, and the Financed Vehicle securing each such Receivable has not been released from the lien of the related Receivable in whole or in part. No terms of any Receivable have been waived, altered or modified in any respect since its origination, except by instruments or documents identified in the Receivable File.

c.
Good Title. Immediately prior to the conveyance of the Receivables to Purchaser pursuant to this Agreement, Seller was the sole owner thereof and had good and indefeasible title thereto, free of any Lien and, upon execution and delivery of this Agreement by Seller, Purchaser shall have good and indefeasible title to and will be the sole owner of such Receivables, free of any Lien.

d.	Payoff Balance. At the Cutoff Date, the Payoff Balance of each Receivable set forth in the Schedule of Receivables is true and accurate in all material respects.

SECTION 3.3 Representations and Warranties of Purchaser. Purchaser makes the following representations and warranties, on which Seller relies in selling, assigning, transferring and conveying the Receivables and the Other Conveyed Property to Purchaser hereunder. Such representations are made as of the execution and delivery of this Agreement

a.
Organization and Good Standing. Purchaser has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of California, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and has, full power, authority and legal right to acquire and own the Receivables and the Other Conveyed Property.

b.
Due Qualification. Purchaser is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect the validity or enforceability of the Receivables and the Other Conveyed Property, or Purchaser’s ability to acquire the Receivables or the Other Conveyed Property or to perform its obligations hereunder.

c.
Power and Authority. Purchaser has the power, authority and legal right to execute and deliver this Agreement and to carry out the terms hereof and to acquire the Receivables and the Other Conveyed Property hereunder; and the execution, delivery and performance of this Agreement and all of the documents required pursuant hereto have been duly authorized by Purchaser by all necessary corporate action.

d.
Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws and to general equitable principles.

ARTICLE IV
MISCELLANEOUS

SECTION 4.1 Liability of Seller. Seller shall be liable in accordance herewith only to the extent of the obligations in this Agreement specifically undertaken by Seller and the representations and warranties of Seller.

SECTION 4.2 Limitation on Liability of Seller and Others. Seller and any director, officer, employee or agent thereof may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement. Seller shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement and that in its opinion may involve it in any expense or liability.

SECTION 4.3 Amendment. This Agreement may be amended from time to time by the parties only by written agreement signed by the Seller and the Purchaser.

SECTION 4.4 Notices. All demands, notices and communications to Seller or Purchaser hereunder shall be in writing, personally delivered, or sent by telecopier (subsequently confirmed in writing), reputable overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been given upon receipt (a) in the case of Seller, to 136 East South Temple, Suite 2112, Salt Lake City, UT 84111, Attn: Terrell W. Smith, or (b) in the case of Purchaser, to 1940 Zinfandel Drive, Suite R, Rancho Cordova, CA 95670, Attn: Robert Freiheit or such other address as shall be designated by a party in a written notice delivered to the other party.

SECTION 4.5 Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

SECTION 4.6 Severability of Provisions. If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 4.7 Intention of the Parties.

a.
The execution and delivery of this Agreement shall constitute an acknowledgment by Seller and Purchaser that they intend that the assignment and transfer herein contemplated constitute a sale and assignment outright, and not for security, of the Receivables, the Servicing Rights and the Other Conveyed Property, conveying good title thereto free and clear of any Liens, from Seller to Purchaser, and that the Receivables, the Servicing Rights and the Other Conveyed Property shall not be a part of Seller’s estates in the event of the bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, or the occurrence of another similar event, of, or with respect to Seller. In the event that such conveyance is determined to be made as security for a loan made by Purchaser or Seller, the parties intend that Seller shall have granted to Purchaser a security interest in all of Seller’s right, title and interest in and to (collectively, the “Collateral”):

1.	the Receivables and all moneys received thereon after the Cutoff Date, as applicable,

2.	the Servicing Rights,

3.
the Other Conveyed Property conveyed to Purchaser by Seller pursuant to this Agreement including (a) an assignment of the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Seller in such Financed Vehicles, (b) any proceeds and the right to receive any proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors and any proceeds from the liquidation of the Receivables, net of reasonable liquidation expense, (c) the related Receivables Files and (d) the proceeds of any and all of the foregoing,

4.
all of the Seller’s (a) Accounts, (b) Chattel Paper, (c) Documents, (d) Instruments, and (e) General Intangibles (as such terms are defined in the applicable UCC) relating to the property described in items (1), (2) and (3), and

5.	all proceeds and investments with respect to items (1), (2), (3) and (4) above.

b.	This Agreement shall constitute a security agreement under applicable law.

SECTION 4.8 Governing Law. This Agreement shall be construed in accordance with, and this Agreement and all matters arising out of or relating in any way to the Agreement shall be governed by, the law of the State of Nevada.

SECTION 4.9 Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

(Signature page follows.)

IN WITNESS WHEREOF, the parties have caused this Purchase and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

SOLAR POWER, INC.
as Seller

By /s/ Steven Strasser
Name: Steven Strasser
Title: President

VILLAGE AUTO, LLC
as Purchaser

By /s/ Robert Freiheit
Name: Robert Freiheit
Title: Managing Member

SCHEDULE A
SCHEDULE OF RECEIVABLES

			PER STATEMENTS
	Customer	Contract	Payoff	Collections for 10/1 to 12/28/06			Payoff	Principal
Stock #	Name	Date	9/30/2006	Total	Interest	Principal	12/28/2006	12/28/2006
330	Apple, B.	3/15/2004	3,441.17	773.97	156.84	617.13	2,805.76	2,783.79
1155	De Perez, A.	6/7/2004	782.08	300.00	40.87	259.13	503.95	152.50
1040	Fines, F.	2/15/2004	1,690.32	725.40	59.14	666.26	1,019.64	1,004.30
03BHPH634	Keven, M.	12/12/2003	7,680.80	1,000.00	246.22	753.78	6,928.19	5,085.86
1057	Martinez, M.	3/2/2004	123.29	-	-	-	128.75	106.58
1148	Prasad, U.	5/6/2004	831.92	860.59	47.41	813.18	-	-
1209	Robinson, S.	12/17/2004	7,513.11	1,000.00	362.22	637.78	6,794.13	6,584.52
1125	Taketa, J.	5/7/2004	576.98	-	-	-	604.96	546.40
1003	Withrow-Clark, R.	1/27/2004	1,359.82	1,400.00	44.50	1,355.50	-	-
1171	Zeno, L.	5/28/2004	1,387.51	435.00	134.95	300.05	1,020.45	996.03

Totals			25,387.00	6,494.96	1,092.15	5,402.81	19,805.83	17,259.98